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                                                                 Exhibit 22(p-4)

NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
NICHOLAS-APPLEGATE SECURITIES

                           CODE OF ETHICS AND CONDUCT
                           EFFECTIVE JANUARY 31, 2004

                           MESSAGE FROM THE PRESIDENT

Dear Colleague,

The year 2003 was a difficult one for our industry. Reports of wrongdoing by investment advisors and mutual fund distributors tarnished an industry with a previously outstanding reputation. Unfortunately, 2004 promises to see some continuation of these troubling issues. Although Nicholas-Applegate is not associated with any of these issues, it is important to reaffirm our commitment to our own compliance standards each year. We must continuously update our understanding of best practices in compliance processes and reporting and articulate clearly our expectations of ourselves.

As we begin 2004, I would like each of us to reflect on our responsibility to conduct our business in an honest, ethical and unselfish manner, always putting our responsibilities to our clients as our first priority. Each of us needs to insure Nicholas-Applegate conduct epitomizes best practice. But we also need to do more as participants in this industry. It is critical that all our personal and business interactions exemplify this standard.

Please read this Code of Ethics carefully- it embodies the ethical principles that I believe are key to Nicholas-Applegate's continued success.

/s/ Marna C. Whittington
--------------------------------------
Marna C. Whittington
President and Chief Executive Officer

NICHOLAS-APPLEGATE CODE OF ETHICS SUMMARY

The Code of Ethics applies to every NACM employee, immediate family members, and other certain affiliated parties.

1.    COVERED PERSONS (SECTION II)

- "NON ACCESS" means any individual who does NOT, in connection with their regular duties makes, participates in, or has access to information regarding the purchase or sale of securities by NACM.

- "ACCESS PERSON" means senior management of NACM or officers of NACM Institutional Funds, investment management personnel (e.g., portfolio managers, traders, and analysts) and any individual who, in connection with their regular duties, makes, participates in, or has access to information regarding the purchase or sale of securities by NACM. i.e. all individuals with access to the Nicholas-Applegate Trading System ("NATS").

2.    COVERED SECURITIES AND TRANSACTIONS (SECTION III)

- Equity securities including common, preferred and convertible stock and any derivative instrument relating to these securities (e.g. options and warrants).

-     Debt securities.

-     Any interest in a partnership investment.

- Any registered open-end investment companies that are advised or sub-advised by NACM, and those managed within the ADAM of America organization(1) (collectively "Mutual Funds"). NEW

-     Any closed-end funds that are advised or sub-advised by NACM.

3.    EXEMPT SECURITIES AND TRANSACTIONS (SECTION IV)

- Shares of all registered money market funds, as well as open-end mutual funds, and closed-end funds that ARE NOT managed by NACM or by affiliates within the ADAM of America organization.NEW

- Obligations of the United States government its agencies or instrumentalities.

- Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments. - Stock indices. - Commodities, futures and options traded on a commodity exchange, including currency futures.

- Shares of Exchange Traded Funds (ETFs) e.g. SPDRS, QQQs, MDYs, DIAs, WEBS, Diamonds, iShares and HOLDRs.

4.    DE MINIMIS CRITERIA (SECTION IV)

Non-Access Person De Minimis Criteria

- Equity securities: purchase or sale of 2,000 shares or less with a market capitalization over $1 billion; and

- Debt securities: purchase or sale in an issuer with a market capitalization of at least $1 billion.

- Options: any option transaction for 20 contracts or less on underlying securities that would otherwise qualify as De Minimis are the functional equivalents of trading 2,000 shares or less with a market capitalization greater than $1 billion.

Access Person De Minimis Criteria

- Equity securities: purchase or sale of 1,000 shares or less with a market capitalization over $5 billion; and

- Debt securities: purchase or sale in an issuer with a market capitalization of at least $5 billion.

- Options: any option transaction for 10 contracts or less on underlying securities that would otherwise qualify as De Minimis are the functional equivalents of trading 1,000 shares or less with a market capitalization greater than $5 billion.

-----------------
(1) e.g. PIMCO MMS and PIMS series. See Appendix One for a full listing of funds.

5.    PRE-CLEARANCE OF PERSONAL TRADES (SECTION V)

- Access and Non Access Persons must pre-clear all personal securities transactions by submitting a Trade Request Form through CTI iTrade.

- Investment management personnel must receive authorization for all Covered Securities transactions except Mutual Funds from the Chief Investment Officer ("CIO") or a senior Portfolio Manager ("senior PM").

- All pre-clearance approvals are valid for the day you received approval up through "market open" the next business day.

6.    30 DAY HOLDING PERIOD FOR INVESTMENT MANAGEMENT PERSONNEL (SECTION V) NEW

- Investment management personnel may only sell a security including De Minimis transactions, that were held for less than 30 days, if the security is being sold at a loss.

7.    SPECIAL RULES APPLICABLE TO MUTUAL FUNDS (SECTION V) NEW

- Access and Non-Access Persons are prohibited from excessive trading in Mutual Funds, regardless of whether those transactions occurred in a single account (e.g. brokerage account, a 401(k) account, a deferred compensation account, etc.) or across multiple accounts in which the employees has a beneficial interest.

- Excessive trading is defined as the purchase and sale, or sale and purchase, of any Mutual Fund, in any 30 day period.

- No employee may engage in transactions that are in violation of a fund's stated policy as disclosed in its prospectus and statement of additional information.

8.    TRADING IN MUTUAL FUNDS WHERE NACM IS THE SUB-ADVISER (SECTION V) NEW

- Access Persons must notify the Legal/Compliance Department if they make investments in any fund NACM sub-advises.

- Duplicate statements must be provided to the Legal/Compliance department on a quarterly basis. Purchase and sale, sale and purchase, in any 30 day period is considered excessive trading and is prohibited.

- Systematic purchases/sales are not deemed purchases or sales for purposes of the 30 day hold period.

9.    DISCLOSURE OF PORTFOLIO HOLDINGS (SECTION V) NEW

- For all requests received after the 3rd day of the month, NACM will furnish portfolio holdings as of the end of the prior month.

- For all requests received before the 3rd day of the month, NACM will furnish portfolio holdings as of the end of the month preceding the prior month.

10.   BLACKOUT PERIOD (SECTION VI)

- You are not allowed to trade a security if our firm has engaged in a transaction in the same or equivalent security for a client account within the last three days or if the security is currently on the main/proposed blotter.

-     This rule does not apply to Exempt Securities and Transactions.

11.   MISAPPROPRIATION OF ACCOUNT OPPORTUNITY (SECTION VI) NEW

- Portfolio Managers of Small and Mini cap products may not buy a security with a market of less than one billion ($1B) and that is eligible for purchase by any fund or account under their management except with the approval of the Chief Investment Officer or his designee upon a determination that the purchase is not appropriate for any such fund or account.

12.   TRADING VIOLATIONS (SECTION VII)

- Violations of the Code are subject to disgorgement of profits, monetary penalties and may lead to disciplinary action, including termination of employment.

13.   BROKERAGE ACCOUNTS (SECTION VIII)

- You must maintain your personal brokerage and trading accounts with a "Designated Broker" (currently Charles Schwab).

14.   PUBLIC OFFERINGS AND PRIVATE PLACEMENTS (SECTION IX)

- You may not engage in a personal securities transaction in any security in a private placement or public offering (initial, primary, secondary offerings) without prior written approval by the Chief Compliance Officer or General Counsel.

15. OUTSIDE BUSINESS ACTIVITIES AND SERVICE ON BOARDS OF OTHER COMPANIES (SECTION X)

- You are required to notify the Legal/Compliance Department promptly if you become involved with any public company as a board member, employee, owner, or any other position. Some activities may not be permitted or may require Firm approval.

- If your position with another company is investment-related, you are required to disclose this information regardless if it is a private company, non-profit company, not-for-profit company, or a college/university.

16.   GIFTS (SECTION XI)

- Gifts valued at $100 or more received from anyone industry related must be reported quarterly.

- Gifts made in connection with the distribution of Mutual Fund shares may not exceed $100 per person on an annual basis and must be reported quarterly. NEW

- Form 700 filers must submit a gift pre-clearance form to the Legal/Compliance Department, regardless of the gift value.

15.   REPORTING AND CERTIFICATION (SECTION XIV)

- You are required to read and sign the Code of Ethics annually confirming that you understand all policies and procedures.

TABLE OF CONTENTS

I.    Introduction...............................................................................................   1
II.   Covered Persons............................................................................................   1
III:  Covered Securities and Transactions........................................................................   2
IV.   Exempt Securities and Transactions.........................................................................   2
V.    Procedures for Trading Securities..........................................................................   3
VI.   Prohibited Transactions....................................................................................   5
VII.  Violations of the Code.....................................................................................   6
VIII. Brokerage Accounts.........................................................................................   6
IX.   Public Offerings and Private Placements....................................................................   7
X.    Service on Boards of Other Companies.......................................................................   7
XI.   Gifts......................................................................................................   7
XII.  Form 700, Statement of Economic Interests..................................................................   8
XIII. Pay-to-Play................................................................................................   8
XIV.  Reporting and Certification................................................................................   9
XV.   Administration.............................................................................................   9
XVI.  Annual Board Review........................................................................................   9
XVII. Amendments and Modifications...............................................................................   9
Appendix One:   Funds in the ADAM of America Organization........................................................  10
Appendix Two:   Examples of Beneficial Ownership.................................................................  11
Appendix Three: Instructions for Using CTI iTrade................................................................  12
Appendix Four:  Options Discussion...............................................................................  18
Appendix Five:  Insider Trading Policy and Procedures............................................................  19
Appendix Six:   NACM Designated Brokerage Program Offered by Charles Schwab......................................  22
Appendix Seven: Private Placement and Private Securities Transaction Form........................................  24
Appendix Eight: Gift Approval....................................................................................  25
Appendix Nine:  Initial Acknowledgement Forms....................................................................  26
Appendix Ten:   Annual Certification Forms.......................................................................  29

                 NICHOLAS-APPLEGATE CAPITAL MANAGEMENT ("NACM")
                      NICHOLAS-APPLEGATE SECURITIES ("NAS")
                           CODE OF ETHICS AND CONDUCT
                           EFFECTIVE JANUARY 31, 2004

I.    INTRODUCTION

This Code of Ethics and Conduct ("Code") is based on the principle that we have a fiduciary duty to our clients and the shareholders of the investments companies for which NACM serves as an adviser or sub-adviser.

At all times, you must:

1. PLACE THE INTERESTS OF OUR CLIENTS FIRST. As a fiduciary, you must avoid putting personal interests ahead of the interests of clients.

2. CONDUCT ALL OF YOUR PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE AND THE NICHOLAS-APPLEGATE INSIDER TRADING POLICY. NACM encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety.

3. AVOID TAKING INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, privileges or gifts from persons seeking business with NACM could call into question the independence of your judgment.

If you have any questions about any aspect of the Code, or if you have questions regarding application of the Code in a particular situation, contact the Legal/Compliance Department.

II.   COVERED PERSONS

The Code applies to you and your immediate family members1 sharing the same household, outside fund trustees, and fund administrators ("Covered Persons"). Please note the pre-clearance requirements will apply depending on your role within NACM.

A. "NON-ACCESS PERSON" means any individual who does NOT, in connection with their regular duties, makes, participates in, or has access to information regarding the purchase or sale of securities by NACM.

B. "ACCESS PERSON" means senior management of NACM or officers of NACM Institutional Funds, investment management personnel (e.g., portfolio managers, traders, and analysts) and any individual who, in connection with their regular duties, makes, participates in, or has access to information regarding the purchase or sale of securities by NACM. i.e. all individuals with access to the Nicholas-Applegate Trading System ("NATS").

C. "NON-EMPLOYEE TRUSTEES" means Fund Trustees who are not employees of NACM or NAS ("Non-Employee Trustees"). Special rules apply to Non-Employee Trustees. Specifically, Non-Employee Trustees are not subject to the:

-     Three-day blackout period;

-     Prohibition on public offerings;

-     Restrictions on Mutual Funds;

-------------------
(1) Immediate family members includes any spouse, child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any adoptive relationship.

-     Restrictions on private placements;

-     Ban on short-term trading profits;

-     Gift restrictions; and

-     Restriction on service as a director.

Further, a Non-Employee Trustee is not required to pre-clear personal securities transactions provided he or she did not have prior knowledge of any current or pending transactions in the security.

A Non-Employee Trustee is not required to submit quarterly personal securities transaction reports or submit annual portfolio holdings reports to NACM.

D. "THE ADMINISTRATOR" means officers of the NACM Institutional Fund ("Fund") who are employees of the Fund's Administrator. The Administrator must adhere to all aspects of the Code, with the following exceptions:

-     Quarterly reporting of personal securities transactions;

-     Restrictions on Mutual Funds;

-     Gift restrictions and outside business activity reporting;

-     Exempt from maintaining a brokerage account with the Designated Broker;
      and

-     Submit reports to the Legal/Compliance Department.

III:  COVERED SECURITIES AND TRANSACTIONS

The following list identifies Covered Securities and transactions that are subject to the requirements of the Code:

- Equity securities including common, preferred and convertible stock, except as otherwise exempted below, and any derivative instrument relating to these securities (e.g. options and warrants) ;

-     Debt securities;

-     Any interest in a partnership investment;

- Any registered open-end investment companies that are advised or sub-advised by NACM, and those managed within the ADAM of America organization(2) (collectively "Mutual Funds"); and

- Any closed-end funds that are advised or sub-advised by NACM. In addition, if you are deemed an "insider," additional reporting/filing requirements will be required.

IV.   EXEMPT SECURITIES AND TRANSACTIONS

Excluded from the pre-clearance and certain reporting requirements under the
Code:

Exempt Securities

- Shares of all registered money market funds, as well as open-end mutual funds, and closed-end funds that ARE NOT managed by NACM or by affiliates within the ADAM of America organization;

- Obligations of the United States government its agencies or instrumentalities;

- Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments;

-     Stock indices;

- Commodities, futures and options traded on a commodity exchange, including currency futures;

- Shares of Exchange Traded Funds (ETFs) e.g. SPDRS, QQQs, MDYs, DIAs, WEBS, Diamonds, iShares and HOLDRs.

---------------
(2) e.g. PIMCO MMS and PIMS series. See Appendix One for a full listing of funds.

Exempt Transactions - Do Not Require Pre-clearance

-     Smaller De Minimis transactions3.

      Non-Access Person De Minimis Criteria

      - Equity securities: purchase or sale of 2,000 shares or less with a market capitalization over $1 billion; and

      - Debt securities: purchase or sale in an issuer with a market capitalization of at least $1 billion.

      - Options: any option transaction for 20 contracts or less on underlying securities that would otherwise qualify as De Minimis are the functional equivalents of trading 2,000 shares or less with a market capitalization greater than $1 billion.

      Access Person De Minimis Criteria

      - Equity securities: purchase or sale of 1,000 shares or less with a market capitalization over $5 billion; and

      - Debt securities: purchase or sale in an issuer with a market capitalization of at least $5 billion.

      - Options: any option transaction for 10 contracts or less on underlying securities that would otherwise qualify as De Minimis are the functional equivalents of trading 1,000 shares or less with a market capitalization greater than $5 billion.

- Acquisitions or dispositions of Covered Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of securities of which you have a beneficial ownership(4);

- Purchases that are part of a direct investment plan or employee stock option plan5; and

- Other specific transactions as determined by the Chief Compliance Officer or General Counsel based upon the determination that the transaction(s) do not interfere or appear to interfere with making decisions in the best interest of our Advisory clients. All requests to exempt a transaction must be in writing and forwarded to the Legal/Compliance Department for approval prior to your executing the transaction.

V.    PROCEDURES FOR TRADING SECURITIES

Pre-clearance

You must pre-clear the purchase or sale of all Covered Securities except Mutual Funds for your own account or any account which you have control or have a beneficial interest.

Access and Non Access Persons must pre-clear all personal securities transactions by submitting a Trade Request Form through CTI iTrade. If you have any questions regarding the use of CTI, please call the CARE Hotline. See Appendix Three for instructions on how to use CTI iTrade.

All pre-clearance approvals are valid for the day you received approval up through "market open" the next business day (e.g., 6:30 a.m. PT, excluding stock market holidays for domestically traded securities).

----------------
(3) De Minimis transactions are not exempt from reporting or holding requirements as stated in the Code.

(4)   See Appendix Two for examples of beneficial ownership.

(5) Note: You must inform the Legal/Compliance Department of your initial purchase or participation in the plan. If you were to contribute more to the direct investment plan, you must obtain pre-clearance from the Legal/Compliance Department. You are required to pre-clear your intent to purchase the employee stock within one week of the actual transaction date.

Investment Management Personnel

Investment management personnel must receive authorization for all Covered Securities transactions except Mutual Funds6 from the Chief Investment Officer ("CIO") or a senior Portfolio Manager ("senior PM").

Investment management personnel must submit an email to the CIO or a senior PM requesting authorization of the personal securities transaction. The CIO or senior PM's reply will be forwarded to the Legal/Compliance Department for pre-clearance. The Legal/Compliance Department will not review the pre-clearance request until this information is received.

30 Day Holding Period For Investment Management Personnel

Investment management personnel may only sell a security including De Minimis transactions, that were held for less than 30 days, if the security is being sold at a loss.

The 30 day holding rule is also applicable to options and shorting.

Options Guidelines:

The 30 day hold period begins from the date the put or call is purchased or sold/written. Not when the option is exercised or expired. To illustrate:

a) Writing covered calls is deemed a sale of the underlying security, so if you have owned the underlying security for greater than 30 days, you may write a covered call on that security, with any expiration.

b) Writing naked puts is deemed a purchase of the underlying security, so if you are to put the shares of the underlying security, the purchase date of the stock put reverts back to the date the naked put was written.

c) Buying a call is deemed a purchase of the underlying security, so if you exercise the call, the purchase date of the stock you receive reverts back to the date you purchased the call.

d) Writing naked calls is speculative in nature. Therefore, the expiration date must be at least 30 days from the opening date of the naked position.

A more detailed discussion of Options is found in Appendix Four.

Shorting Guidelines:

a) If you buy a stock, you may not sell that stock, including short sales against the box, within 30 days, unless you are at a loss.

b) If you sell a stock short, you may not buy it back for at least 30 days, unless you are at a loss.

The Chief Compliance Officer or General Counsel may also grant exceptions to this prohibition upon prior written request.

Special Rules Applicable to Mutual Funds

Access and Non-Access Persons are prohibited from excessive trading in Mutual Funds, regardless of whether those transactions occurred in a single account (e.g. brokerage account, a 401(k) account, a deferred compensation account, etc.) or across multiple accounts in which the employees has a beneficial interest. Excessive trading is defined as the purchase and sale, or sale and purchase, of any Mutual Fund, in any 30 day period. In addition, no employee may engage in transactions that are in violation of a fund's stated policy as disclosed in its prospectus and statement of additional information.

-----------------
(6) See Special Rules Applicable to Mutual Funds and Trading in Mutual Funds Where NACM is the Sub-Adviser.

Trading in Mutual Funds where NACM is the Sub-Adviser

Access Persons must notify the Legal/Compliance Department if they make investments in any fund NACM sub-advises. Duplicate statements must be provided to the Legal/Compliance department on a quarterly basis. Purchase and sale, sale and purchase, in any 30 day period is considered excessive trading and is prohibited. Systematic purchases/sales are not deemed purchases or sales for purposes of the 30 day hold period.

The Chief Compliance Officer or General Counsel may grant exceptions to this prohibition upon prior written request.

Disclosure of Portfolio Holdings

To prevent improper disclosure of Mutual Fund holdings, NACM has the following policy: for all requests received after the 3rd day of the month, NACM will furnish portfolio holdings as of the end of the prior month; for all requests received before the 3rd day of the month, NACM will furnish portfolio holdings as of the end of the month preceding the prior month.

VI.   PROHIBITED TRANSACTIONS

Blackout Period

You may not enter into a Covered Securities transaction, unless otherwise exempt for your personal accounts if:

      1. NACM has engaged in a transaction in the same or an equivalent security for a client account within the last three days, or

      2.    The security is on the NACM trading blotter or proposed blotter.

Front-Running

You may not front-run an order being made for or on behalf of a client, even if you are not responsible for the order. Front-Running consists of executing a transaction based on the knowledge of the forthcoming transaction in the same or an underlying security, or other related securities, on behalf of a client.

Misappropriation of Account Opportunity

Portfolio Managers of Small and Mini cap products may not buy a security with a market of less than one billion ($1B) and that is eligible for purchase by any fund or account under their management except with the approval of the Chief Investment Officer or his designee upon a determination that the purchase is not appropriate for any such fund or account.

Inside Information

You may not use material, non-public information about any issuer of securities, whether or not such securities are held in the portfolios of clients or suitable for inclusion in such portfolios, for personal gain or on behalf of a client.

If you believe you are in possession of such information, please contact the Chief Compliance Officer immediately to discuss the information and the circumstances surrounding its receipt. This prohibition does not prevent you from contacting officers and employees of issuers or other investment professionals in seeking information about issuers that is publicly available. (Please refer to Appendix Five for more information).

VII.  VIOLATIONS OF THE CODE

Any trading-related violation of this Code will be subject to the Fine Schedule and can result in additional penalties ranging from cancellation of the offending trade to termination of your employment. All fines will be paid to the United Way or a United Way charity of your choice. Checks will be submitted to the Legal/Compliance Department and forwarded to the United Way or your selected charity.

Fine Schedule

      First Violation

      -     Disgorgement of profits;

      -     A possible fine of half a percent of base salary up to $500; and

      - Meet with Department Head and the Chief Compliance Officer to discuss and re-sign the Code.

      Second Violation (within 12 months)

      -     Disgorgement of profits;

      -     A fine of one percent of base salary up to $1,000;

      - Meet with Department Head and the Chief Compliance Officer to discuss and re-sign the Code; and

      -     Written warning to personnel file;

      Third violation (within 12 months)

      -     Disgorgement of profits;

      -     A fine of two percent of base salary up to $2,000;

      - Meet with Department Head and the Chief Compliance Officer to discuss and re-sign the Code;

      -     Written warning to personnel file;

      - Prohibition from trading personally for a specific period of time (e.g., six months to one year) except to close out current positions; and

      -     May result in termination of employment with NACM.

VIII. BROKERAGE ACCOUNTS

You must maintain your personal brokerage and trading accounts with a "Designated Broker" (currently Charles Schwab7). If you are a new hire, you must transfer your account(s) to the Designated Broker within a reasonable period of time from your initial commencement of employment. You are responsible for costs associated with transferring their personal brokerage account(s). If you are maintaining a brokerage account other than with a designated broker, you are required to immediately disclose this to the Legal/Compliance Department. Based upon the determination by the Legal/Compliance Department, certain exemptions may be granted that would allow the employee to continue maintaining his or her personal brokerage account(s) with a non-designated broker.

All employees that are maintaining a brokerage or trading account with a non-designated broker must ensure that duplicate copies of account statements and transactional confirms are sent directly to the attention of the Legal/Compliance Department. This requirement does not apply to discretionary or accounts that hold Exempt Securities.

Accounts that exclusively hold Exempt Securities or are fully discretionary may be maintained at any brokerage house/investment company. These discretionary managed accounts are not subject to the Code; however, you must inform the Legal/Compliance Department of these accounts.

---------------
(7)   See Appendix Six for details on Designated Brokerage relationship.

IX.   PUBLIC OFFERINGS AND PRIVATE PLACEMENTS

Your participation in a private placement or initial public or secondary offering must have the prior written approval of the Chief Compliance Officer or General Counsel. The form for requesting private transactions approval is attached to this Code (Appendix Seven).

In considering such approval, the Chief Compliance Officer or General Counsel will take into account, among other factors, whether the investment opportunity is available to and/or should be reserved for a client account, and whether the opportunity is being offered to you by virtue of your position.

If you are approved to engage in a personal securities transaction in a private placement or public offering, you must disclose that investment if you play a part directly or indirectly in subsequent investment considerations of the security for a client account. In such circumstances, NACM's decision to purchase or sell securities of the issuer shall be subject to an independent review by a senior NACM member with no personal interest in the issuer. In addition, you may be limited from trading the security.

X.    SERVICE ON BOARDS OF OTHER COMPANIES

You are may not serve on the Board of Directors or Investment Committee of any publicly traded company. If you wish to serve on the Board of Directors or Investment Committee of a privately held "for profit" company, you must first obtain prior written approval from the Chief Compliance Officer or General Counsel. It is not necessary to obtain approval to serve on the Board of Directors of entities such as schools, churches, industry organizations or associations, or similar non-profit boards. However, you must obtain pre-approval to serve on any Investment Committee, whether for a public company, private company, non-profit company, not-for-profit company or a college/university.

XI.   GIFTS

You may not actively seek any gift, favor, gratuity, or preferential treatment from any person or entity that:

-     Does business with or on behalf of NACM;

- Is or may appear to be connected with any present or future business dealings between NACM and that person or organization; or

-     May create or appear to create a conflict of interest.

A gift may be denied or required to be returned or reimbursed if you receive an excessive number of gifts, especially if received from a single source or if the total dollar value of gifts received during a single year is deemed excessive. You may not offer any gifts, favors or gratuities that could be viewed as influencing decision-making or otherwise could be considered as creating a conflict of interest on the part of the recipient.

You must never give or receive gifts or entertainment that would be controversial to either you or NACM, if the information was made public. You should be aware that certain NACM clients might also place restrictions on gifts you may give to their employees.

Gifts in Connection With Mutual Fund Distribution

Any gifts you make in connection with the distribution of Mutual Fund shares may not exceed $100 per person on an annual basis excluding an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment. You must report on a quarterly basis all gifts made in connection with distribution of Mutual Fund shares.

Gift Reporting for Access Persons Only

Access Persons must report on a quarterly basis all gifts, favors, or gratuities valued at $100 or more.

Form 700 filers are required to submit a gift pre-clearance form8 and obtain prior written approval for all gifts, favors, or gratuities. You must obtain approval from your direct supervisor and Legal/Compliance prior to accepting any gift. In the event it is not possible to obtain pre-clearance, you must notify the Legal/Compliance Department of receipt of the gift on the next business day.

Gift Violations for Access Persons

If you fail to properly report these items, the Executive Committee may require you to either donate the fair market value of the item (or the item itself) to charity or directly reimburse the person or entity responsible for giving the item.

XII.  FORM 700, STATEMENT OF ECONOMIC INTERESTS

As part of our contracts with various clients within the State of California, Designated Employees must annually file the Form 700, Statement of Economic Interests with the California Fair Political Practices Commission ("Commission"). We have identified the applicable Lead PMs as "Designated Employees." The list of Designated Employees and the portfolios to which this rule applies is available from the Legal/Compliance Department.

The Form 700 is an annual statement requiring disclosure of personal financial information. Furthermore, the Form 700 stipulates that Designated Employees cannot accept more than $340 (for the Year 2004) in gifts in a calendar year from a single source.

XIII. PAY-TO-PLAY

Pay-to-Play is the practice of an investment adviser or its employees giving political contributions for the purpose of obtaining the award or retention of investment advisory contracts by government entities. NACM has adopted the following policies and procedures.

Neither NACM nor any employee of NACM will engage, either directly or indirectly, in any "pay-to-play" activities. .

Firm Pre-Clearance: NACM does not normally make political contributions. However, if at any time NACM makes an exception to this policy and does choose to make a political contribution, the contribution must be pre-cleared via e-mail by the General Counsel or Chief Compliance Officer. In the e-mail, the person requesting the pre-clearance on behalf of NACM will be required to certify that the contribution is not for the purpose of obtaining or retaining NACM's engagement as an investment adviser to a government entity or plan. Other facts relevant to the reason for the contribution should be included.

Employee Pre-Clearance: If you make contributions above $2,000 in any calendar year (each contribution individually, or contributions cumulatively at the point the particular contribution would cause total contributions for the year to exceed $2,000) to any government official (e.g., federal, state, or local) or candidate, that contribution must be pre-cleared via e-mail by the General Counsel or Chief Compliance Officer. In the e-mail, the person requesting the pre-clearance will be required to certify that the contribution is not for the purpose of obtaining or retaining NACM's engagement as an investment adviser to a government entity or plan.

----------------
(8)   See Appendix Eight.

XIV.  REPORTING AND CERTIFICATION

Initial Reporting and Certification for New Employees

Within 10 days following the commencement of employment at NACM, all employees are required to complete and submit a Personal Holdings Report (Appendix Nine).

Annual Reporting and Certification

Annually, all employees are required to complete and submit the Annual Listing of Securities Holdings and Certification of Compliance form to Legal/Compliance (Appendix Ten).

XV.   ADMINISTRATION

The Chief Compliance Officer is responsible for administering this Code.

If you have knowledge of misconduct relating to, or wish to express concern relating to, accounting, internal accounting controls or auditing matters and or a violation of any federal or state securities law or provisions of the Code, you should submit a written complaint expressing such facts and/or concerns to the Chief Compliance Officer. If the Officer or employee prefers or if such complaint implicates the Chief Compliance Officer, the complaint may be delivered in a sealed envelope marked "confidential" to the Chairman of the Audit Committee at Nicholas-Applegate Capital Management, 600 West Broadway, San Diego, CA 92101.

Any complaint submitted will be held in the strictest of confidence.

XVI.  ANNUAL BOARD REVIEW

NACM annually prepares a report to the Funds' boards summarizing existing procedures concerning personal trading (including any changes in the Code), highlights material violations of the Code requiring significant corrective action and identifies any recommended changes to the Code.

XVII. AMENDMENTS AND MODIFICATIONS

This Code may be amended or modified as deemed necessary by NACM or the Officers of the Funds, with the advice of Fund counsel, provided such amendments or modifications shall be submitted to the Board of Trustees of the Funds for ratification and approval at the next available meeting. This Code takes into account Rule 17j-1, as amended, under the Investment Company Act of 1940. This Code is effective as of January 31, 2004.

APPENDIX ONE: FUNDS IN THE ADAM OF AMERICA ORGANIZATION

PIMCO FUNDS: MULTI-MANAGER SERIES                 PIMCO FUNDS: PACIFIC INVESTMENT MANAGEMENT
               ("MMS"                                            SERIES ("PIMS")
CCM Capital Appreciation Fund                     All Asset Fund
CCM Emerging Companies Fund                       All Asset All Authority
CCM Focused Growth Fund                           California Intermediate Municipal Bond Fund
CCM Mid-Cap Fund                                  California Municipal Bond Fund
NACM Flex-Cap Value Fund                          CommodityRealReturn Strategy Fund
NACM Global Fund                                  Convertible Fund
NACM Growth Fund                                  Diversified Income Fund
NACM International Fund                           Emerging Markets Bond Fund
NACM Pacific Rim Fund                             European Convertible Fund
NACM Value Fund                                   European StocksPLUS TR Strategy Fund
NFJ Dividend Value Fund                           Far East (ex-Japan) StocksPLUS TR Strategy Fund
NFJ International Value Fund                      Foreign Bond Fund
NFJ Large-Cap Value Fund                          Global Bond Fund
NFJ Small-Cap Value Fund                          Global Bond Fund II
PEA Growth & Income Fund                          GNMA Fund
PEA Growth Fund                                   High Yield Fund
PEA Innovation Fund                               International StocksPLUS TR Strategy Fund
PEA Opportunity Fund                              Investment Grade Corporate Bond Fund
PEA Renaissance Fund                              Japanese StocksPLUS TR Strategy Fund
PEA Target Fund                                   Long-Term U.S. Government Fund
PEA Value Fund                                    Low Duration Fund
PIMCO Asset Allocation Fund                       Low Duration Fund II
PIMCO Balanced Value                              Low Duration Fund III
PIMCO Core Equity                                 Moderate Duration Fund
PIMCO Disciplined Value                           Money Market Fund
PIMCO International Value                         Municipal Bond Fund
PIMCO Large Cap Value                             New York Municipal Bond Fund
PIMCO Mid Cap Value                               Real Return Asset Fund
PIMCO Small Cap Value                             Real Return Fund
PIMCO Multi-Disciplined Portfolio                 Real Return Fund II
PPA Tax-Efficient Structured Emerging Markets
Fund                                              RealEstateRealReturn Strategy Fund
RCM Biotechnology Fund                            Short Duration Municipal Income Fund
RCM Global Healthcare Fund                        Short-Term Fund
RCM Global Small-Cap Fund                         StocksPLUS Fund
RCM Global Technology Fund                        StocksPLUS Municipal-Backed Fund
RCM International Growth Equity Fund              StocksPLUS Short Strategy Fund
RCM Large-Cap Growth Fund                         StocksPLUS Total Return Fund
RCM Mid-Cap Fund                                  Total Return Fund
RCM Tax-Managed Growth Fund                       Total Return Fund II
TOTAL FUNDS: 39                                   Total Return Fund III
                                                  Total Return Mortgage Fund
                                                  TOTAL FUNDS: 41

APPENDIX TWO: EXAMPLES OF BENEFICIAL OWNERSHIP

      For purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as the definition contained in the provision of Section 16 of the Securities Exchange Act of 1934 under Rule 16a-1(a) (2).

      Generally, you are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect pecuniary interest in the Securities.

      You have a pecuniary interest in Securities if you have the opportunity to directly benefit or share in any profit derived from a transaction in the Securities.

      THE FOLLOWING ARE EXAMPLES OF A PERSON HAVING BENEFICIAL OWNERSHIP OF
      SECURITIES:

      a.    Securities held in the name of the officer or employee of NACM.

      b. Securities held by members of your immediate family sharing the same household.

      c. Your interest as a general partner in Securities held by a general or limited partnership.

      d. Your interest as a manager-member in the Securities held by a limited liability company.

      e. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

      f.    Your ownership of a vested beneficial interest in a trust.

      g. Your status as a settler of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

      You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, a limited liability company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have (or share) investment control over the Securities held by the entity.

      The final determination of Beneficial Ownership is a question to be determined in light of the facts for each particular case. If in doubt, employees should consult with the Legal/Compliance Department.

APPENDIX THREE: INSTRUCTIONS FOR USING CTI ITRADE

Welcome to iTrade, the automated software system that enables employees the ability to receive quick and efficient notification that their personal transaction request is permitted for trading. Pre-clearance for all employees is based upon requirements contained within the Code. It is important that each employee read and understand the Code of Ethics so that you are fully aware of what the Code requires.

Below are instructions on how to begin using the iTrade system, and instructions on how to enter electronically Personal Securities Transaction Requests.

A.    LOGGING INTO ITRADE

To begin using iTrade, you must first launch the NACM Insider. Under the Submissions section of the home page select Trade Pre-Clearance.

-     CTI-iTrade Pre-Clearance Form

At the Login Screen, type your Employee Code and your Password. If you require assistance with a login or password, please contact the Legal/Compliance Department

CTI ITRADE LOG-IN SCREEN

                           [CTI ITRADE LOG-IN SCREEN]

B.    TO CHANGE YOUR ITRADE PASSWORD

Click on the Change Password hyperlink on the left frame of the browser screen.

      Step 1:  Enter the following information in the fields provided:
               Current Password;
               New Password;
               Verify New Password (to assure that you didn't enter it incorrectly).

      Step 2: Click on the [Change] button. You will either be informed that your password has been changed or you will be given a reason why it could not be changed.

Once your correct Login Name and Password are entered, click on the [Login] button.

If you receive the message "iTrade is currently unavailable", this indicates that iTrade is not available at the current time. Please call the CARE Hotline for assistance with your request.

C.    INITIAL BROKERAGE ACCOUNT CERTIFICATION

When you login to iTrade for the first time, you will be shown a list of brokerage account number(s) that have been associated to your name within iTrade. The list of account(s) represents all accounts that each employee has previously reported to Legal/Compliance, based upon the employee's determination that he or she has Beneficial Ownership. Beneficial Ownership is determined if the employee has an opportunity to directly benefit or share in any profit derived from any security transactions within the account, i.e. Accounts held in the name of the employee, and immediate family sharing the same household. All accounts where the employee is deemed to have Beneficial Ownership are subject to the requirements of the Code.

You will be asked to review the list of accounts and submit a certification that all of your Brokerage Accounts have been properly identified within iTrade. YOU MUST SUBMIT THE ELECTRONIC CERTIFICATION WITHIN 10 DAYS FROM THE DATE OF YOUR FIRST TRANSACTION IS ENTERED INTO ITRADE.

To certify the list of accounts, choose one of the following options:

      1. If the information is complete and accurate, click the [Certify Now] button.

      2. If the information is incorrect and/or needs to be revised click the [Certify Later] button and report any errors or additional brokerage accounts to the Legal/Compliance Department.

                   [BROKERAGE ACCOUNTS CERTIFICATION SCREEN]

D.    SUBMITTING A TRADE REQUEST

Once you have completed the Brokerage Account Certification, iTrade will bring you to the "Request screen". In order to submit a request for pre-clearance, all required fields must be completed. The required fields are as follows:

      1.    SELECTING THE SECURITY

      To enter a trade request, you must first enter a ticker symbol in the appropriate field for the security you wish to buy or sell. In order to identify the ticker in the security list, select the ticker for the trade request from the Security Lookup screen:

      This can be done several ways:

      (a)   IF YOU KNOW THE TICKER OF THE SECURITY:

            STEP 1: Type in the ticker and then Click on the [Lookup] button to the right hand side of the field. The system will give you the choices that are close to, or match what you typed.

            STEP 2: Select the ticker of the security you wish to trade by clicking on the hyperlink.

            STEP 3: CTI iTrade will fill in the SECURITY NAME, SECURITY CUSIP and SECURITY TYPE automatically on the Trade Request.

      (b)   IF YOU DON'T KNOW THE FULL TICKER OF THE SECURITY YOU WOULD LIKE TO
            TRADE:

            STEP 1: Type in the first few letters followed by an asterisk*
                    and then Click [Lookup]

                    For Example: If you want to buy shares of Intel and all you remember are the first few letters, type in int* then hit [Lookup]

            STEP 2: If any tickers are found they are displayed on a new screen.
                    Select the hyperlink of the one you want.

            STEP 3: CTI iTrade will automatically fill in the SECURITY NAME,
                    SECURITY CUSIP and SECURITY TYPE on the Trade Request.

      (c)   IF YOU ONLY KNOW THE NAME OF THE SECURITY YOU WOULD LIKE TO TRADE:

            STEP 1: Go to the SECURITY NAME field, type in an asterisk *, a few letters of the name and another asterisk * (e.g. for American Brands type in *AMER*)

            STEP 2: Any securities whose name have `AMER' in them will be displayed. Select the hyperlink of the one you want.

            STEP 3: CTI iTrade will automatically fill in the TICKER, SECURITY
                    NAME, SECURITY CUSIP and Security TYPE on the Trade Request.

      (d) IF THE SECURITY YOU WOULD LIKE TO TRADE IS NOT LOCATED IN THE [LOOKUP] SCREEN YOU WILL NEED TO CONTACT THE CARE HOT-LINE AT (619) 744-5565. CARE WILL ADD THE SECURITY TO ITRADE, SO THAT IT CAN DETERMINE IF THE TRADE REQUEST IS PERMISSIBLE. CTI ITRADE SCREEN FOR LOCATING A TICKER.

                        [SELECTING THE SECURITY SCREEN]

      2.    COMPLETING THE REQUEST ON ITRADE

            In order to complete the Request Screen, the following fields must be completed:

            (a)  BROKERAGE ACCOUNT -  Click on the dropdown arrow to the right of the field and select the account to be used for the trade.

            (b)  TRANSACTION TYPE -   Click on the dropdown arrow to the right
                                      of the field and select the type of
                                      transaction you wish to make: Buy, Sell, Cover Short, or Sell Short.

            (c)  PRICE  -             Fill in the anticipated price at which you
                                      expect to execute the trade.

                    [COMPLETING THE REQUST ON ITRADE SCREEN]

      3.    SUBMITTING THE REQUEST ON ITRADE

      Once all the required fields on the iTrade Request Screen have been completed:

            STEP 1: Click the [Submit Request] button to send the request through iTrade.

            STEP 2: A grid displaying the transactional information will appear.
                    Review the information and Click on the [Confirm] button if all appears correct.

                   [SUBMITTING THE REFRESH ON ITRADE SCREEN]

            STEP 3: Notify the CARE team that you have submitted your trade request. Investment Management Personnel must forward an e-mail with CIO or Lead PM approval to CARE.

            STEP 4: CARE will review your trade request and send an e-mail confirming whether or not the trade request has been pre-cleared/ approved for trading through your personal brokerage account.

                    If you have any questions about a personal trade request, please contact the CARE Hot-Line at (619) 744-5565.

      4.    EXITING WITHOUT SUBMITTING THE TRADE REQUEST

      If a decision is made to not submit the trade request before clicking the [Confirm] button, simply exit from the browser by clicking on the Logout hyperlink on the lower left side of the screen (or click the X button in the upper right corner of the screen).

      5.    STARTING OVER

      To clear everything on the screen and start over, Click the [Cancel] button on the confirmation screen. This will bring you back to the trade request screen. Click the [Clear Screen] button and enter a new trade request.

      6.    VIEW CODE OF ETHICS

      To view the NACM Code of Ethics in iTrade, Click on the View Ethics Code hyperlink on the left frame of your browser screen. If you have any questions please call the CARE Hotline at 619-744-5565.

APPENDIX FOUR: OPTIONS DISCUSSION

I.    Naked/Short Puts (obligates seller to buy stock at prescribed price)

      -     Functional equivalent of a stop/limit order to purchase stock

      - Violates the Code if you sell and buy back within 30 days (only applicable to investment management personnel)

      - No pre-approval required even if 1,000+ shares (for Access Persons) or 2,000+ shares (for Non-Access Persons) are put back to you. The reasoning is that the 10+ contract position (= 1,000+ shares) or 20+ contract position (=2,000+ shares) has been pre-approved and decision to accept the risk of a put was made prior to and independent of NACM's decision to trade the underlying stock

II.   Long Puts (grants buyer right to sell stock at a prescribed price)

      - Used to protect long positions - the functional equivalent of an insurance policy

      - Violates the Code if you buy a put within 30 days of a purchase decision (only applicable to investment management personnel)

      - Pre-Approval required if employee, prior to expiration, puts 1,000+ (for Access Person) or 2,000+ (for Non-Access Person) shares/below market cap

III.  Long Calls (gives owner right to buy stock at prescribed price)

      -     Used when stock price rises to buy at lower strike price

      - Pre-Approval required if you, prior to expiration calls 1,000+ (for Access Person) or 2,000+ (for Non-Access Person) shares/below market cap

IV. Covered Calls (obligates seller to sell stock at prescribed price; seller owns underlying stock)

      -     Used to hedge long position

      - Violates the Code if you write a covered call within 30 days of a purchase decision (only applies to investment management personnel)

      - Stock called within 30 days of its purchase of the stock violates Code (only applies to investment management personnel)

      - No pre-approval required if 1,000+ shares (for Access Persons) or 2,000+ shares (for Non-Access Persons) are called. The reasoning is that the 10+ contract position (= 1,000+ shares) or 20+ contract position (=2,000+ shares) has been pre-approved and decision to accept the risk of a call was made prior to and independent of NACM's decision to trade the underlying stock

V. Naked Calls (obligates seller to sell stock at a prescribed price; seller does not own underlying stock)

      -     Pure speculation against price increase

      - Violates the Code if you write a naked call that expires in less than 30 days (only applies to investment management personnel)

VI. Credit Spreads, Straddles, Combinations (use of multiple contracts with different strikes/expirations/long-short; very complex, too many variations to describe; seller receives + premium)

      -     Can be hedge and speculation

      -     Pre-Approval required for every transaction

      - Pre-Approval denied where contracts expire within 30 days of opening the position (only applies to investment management personnel)

VII. Debit Spreads, Straddles, Combinations (use of multiple contracts with different Strikes/expirations/long-short; very complex, too many variations to describe; seller pays + premium)

      -     Speculation vs. hedge depends on facts and circumstances

      -     Pre-Approval required for every transaction

      - Pre-Approval denied where it's determined the transaction is speculative in nature and contracts expire within 30 days of opening the position, or if NACM is active in the stock (only applies to investment management personnel).

APPENDIX FIVE: INSIDER TRADING POLICY AND PROCEDURES

A.    POLICY STATEMENT ON INSIDER TRADING ("POLICY STATEMENT")

NACM's Policy Statement applies to every employee and extends to activities both within and outside the scope of their duties. NACM forbids any employee from engaging in any activities that would be considered "insider trading."

The term "insider trading" is generally understood to mean:

- Trading by an insider, while in possession of material non-public information;

- Trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;

- Recommending the purchase or sale of securities while in possession of material non-public information; or

-     Communicating material non-public information to others (i.e., "tipping").

Who is an Insider?

The concept of "insider" is broad and it includes officers, partners and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs such as lawyers, accountants, and other vendors, and as a result, is given access to information.

What is Material Information?

Generally, information is considered material if: (i) there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions or (ii) it is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to:

-     Dividend changes;

-     Earnings estimates;

-     Changes in previously released earnings estimates;

-     A joint venture;

-     The borrowing of significant funds;

-     A major labor dispute, merger or acquisition proposals or agreements;

-     Major litigation;

-     Liquidation problems; and

-     Extraordinary management developments.

What is Non-public Information?

All information is considered non-public until it has been effectively communicated to the marketplace. Information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public. Information in bulletins and research reports disseminated by brokerage firms are also generally considered to be public information.

Basis for Liability

In order to be found liable for insider trading, one must either (i) have a fiduciary relationship with the other party to the transaction and have breached the fiduciary duty owed to that other party, or (ii) have misappropriated material non-public information from another person.

Penalties for Insider Trading

Penalties for trading on, or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to several civil and criminal penalties, including fines, permanent bar from the industry, injunctions and jail time.

In addition, any violation of this Policy Statement can be expected to result in serious sanctions by NACM, including dismissal of the persons involved.

B.    PROCEDURES TO IMPLEMENT NICHOLAS-APPLEGATE'S POLICY STATEMENT

The following procedures have been established to aid NACM in preventing:

Identifying Insider Information

Before trading for yourself or others, including for any client accounts managed by NACM, in the securities of a company about which you may have potential insider information, or revealing such information to others or making a recommendation based on such information, you should ask yourself the following questions:

-     Is the information material?

- Is this information that an investor would consider important in making an investment decision?

- Is this information that would substantially affect the market price of the securities if generally disclosed?

-     Is the information non-public?

-     To whom has this information been provided?

- Has the information been effectively communicated to the marketplace by being published in The Wall Street Journal or other publications of general circulation, or has it otherwise been made available to the public?

If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information may be material and non-public, you should take the following steps:

- Report the matter immediately to Legal/Compliance Department and disclose all information that you believe may bear on the issue of whether the information you have is material and non-public;

- Refrain from purchasing or selling securities with respect to such information on behalf of yourself or others, including for client accounts managed by NACM; and

- Refrain from communicating the information inside or outside NACM, other than to the Legal/Compliance Department.

The Chief Compliance Officer and General Counsel will consult as to the appropriate course of action.

Restricting Access to Material Non-Public Information

Information in your possession that you identify, or that has been identified to you as material and non-public, must not be communicated to anyone, except as provided above. In addition, you should make certain that such information is secure.

Supervisory Procedures

The supervisory procedures set forth below are designed to prevent and detect insider trading.

Prevention of Insider Trading

In addition to the pre-approval and reporting procedures specified in the Code concerning personal securities transactions, the following measures have been implemented to prevent insider trading:

1. All employees will be provided with a copy of these policies and procedures regarding insider trading.

2. Legal/Compliance will, as deemed necessary, conduct educational seminars to familiarize employees with NACM's Policies and Procedures. Such educational seminars will target, in particular, persons in sensitive areas of NACM who may receive inside information more often than others;

3. Legal/Compliance will answer questions regarding NACM's Policies and Procedures;

4. Legal/Compliance will resolve issues of whether information received by an employee is material and non-public;

5. Legal/Compliance will review these policies and procedures on a regular basis and update as necessary;

6. Whenever it has been determined that an employee has possession of material non-public information, Legal/Compliance will (i) implement measures to prevent dissemination of such information, and (ii) restrict those from trading in the securities by placing such securities on NACM's Restricted List; and

7. Upon the request of any employee, Legal/Compliance will review any requests for clearance to trade in specified securities and either approve or disapprove.

Reports to Management

Promptly upon learning of a potential violation of NACM's Policies and Procedures, Legal/Compliance will prepare a confidential written report to management, providing full details and recommendations for further action.

APPENDIX SIX: NACM DESIGNATED BROKERAGE PROGRAM OFFERED BY CHARLES SCHWAB

                          Schwab as a Designated Broker

Nicholas-Applegate Capital Management has chosen Charles Schwab & Co., Inc. as our exclusive designated broker based upon their reputation for offering excellent customer support and innovative products.

Charles Schwab started the business almost 30 years ago with the goal of creating a company that offers individual investors useful, ethical services at a fair price. They provide:

      -     A tremendous range of investments

      -     Expert, personalized advice that's not driven by commission

      - Research that in the past was typically only available to institutions

AS A NICHOLAS-APPLEGATE CAPITAL MANAGEMENT EMPLOYEE YOUR SPECIAL BENEFITS
INCLUDE:

      - Toll-free access to an assigned Schwab service team familiar with your program's special benefits at 1-888-621-3933

      -     A customized website for NACM employees:
            www.schwabdesignatedbrokerage.com/6226

      -     Preferred pricing on electronic equity trades*

      -     Preferred pricing on Exchange Traded Funds(ETFs)1 **

      -     Preferred rates on financial planning and consultation services***

      - A variety of seminars, including research and advice workshops to help you get the most out of Schwab.

WAYS TO GET STARTED

      1.    Call 1-888-621-3933 and indicate you are a NACM employee. Or;

      2. Visit a local Schwab Investor Center listed below and indicate you are a NACM employee. Or call 1-888-621-3933 to set up an appointment at an Investor Center near you. Or;

      3.    Go to the special NACM website at
            www.schwabdesignatedbrokerage.com/6226 to find online forms. Then follow the Opening an Account instructions below.

OPENING AN ACCOUNT

      - Complete the account application(s) To ensure you receive your special benefits, please indicate that you are an employee of " NACM " when completing the securities industry regulations section of each account application.

      - You DO NOT need to send Schwab a Rule 407 letter. Schwab has a blanket Rule 407 letter on file for NACM employees.

      - Complete the account transfer form(s) if you are transferring assets to Schwab.

      - Sign all account applications and transfer forms. Schwab requires an original signature.

      - If transferring accounts, please include a copy of the latest statement from the account you are transferring.

      -     Mail to:

                  Charles Schwab & Co., Inc.
                  Designated Brokerage
                  P.O. Box 2976
                  Phoenix, AZ 85062-2976

All paperwork must be received before your account can be activated.

INVESTMENTS YOU CAN TRANSFER TO A SCHWAB ACCOUNT

      These assets can usually be transferred directly to a Schwab account:

            -     Stocks and bonds

            - Any mutual fund available through Schwab. If you find your funds on our list of funds available at Schwab, you can transfer them to Schwab

            -     Unit investment trusts

            -     Options (pre-approval is necessary to trade options at Schwab)

            - Registered limited partnerships and promissory notes (set up and maintenance fees apply)

            -     Master limited partnerships and exchange-traded REITs

            -     Ginnie Mae and Fannie Mae certificates

            -     Certificate of deposit proceeds (cash)

      These assets cannot usually be transferred directly to a Schwab account:

            -     Money market funds

            -     Mutual funds not available at Schwab

            -     Commodities

            -     Foreign currency options

            -     Most private placement limited partnerships

            -     Investment products offered exclusively by other institutions

            -     Annuities

THE CLOSEST BRANCHES TO NACM OFFICE LOCATIONS ARE LISTED BELOW. Please be sure to identify yourself as part of the NACM Designated Brokerage program.

SAN DIEGO                   LA JOLLA VILLAGE              LA JOLLA UNIVERSITY       DEL MAR HEIGHTS
8954 Rio San Diego Drive,   7777 Fay Avenue, Suite A      TOWNE CENTER              12230 El Camino Real,
Suite 100                   La Jolla                      4380 La Jolla Village     Suite 130
San Diego                                                 Drive, Suite. 110         San Diego
                                                          San Diego

RANCHO BERNARDO             CHICAGO WACKER DRIVE (LOOP)   CHICAGO                   CHICAGO
16959 Bernardo Center Dr.   150 S Wacker Dr               Xerox Building            444 N Michigan Ave,
San Diego                                                 55 W Monroe St            Suite 3250

NEW YORK, NY                NEW YORK, NY                  NEW YORK, NY              NEW YORK, NY
1211 AVENUE OF THE          60 E. 42ND STREET             2 PENN PLAZA              300 PARK AVENUE
AMERICAS                    Near 5th Avenue                                         at 50th Street

NEW YORK, NY                NEW YORK, NY                  NEW YORK, NY              NEW YORK, NY
330 MADISON AVE.            LINCOLN CENTER                1360 THIRD STREET         46 WALL STREET
(BY APPT. ONLY)             1886 BROADWAY                 AT 77TH STREET

SAN FRANCISCO               SAN FRANCISCO
101 Montgomery St.          200 California St.
San Francisco               San Francisco

All information as of January 2004.

*Commission discount applies only to equity trades placed through schwab.com, Schwab wireless, Schwab software or Schwab-by-phone.

**Commission discounts apply to ETF trades in the same channels as for equity trades plus the Telebroker channel.

***You must open a brokerage account to receive these services. Your account will be a brokerage account and not an investment advisory account. The Personal Financial Plan service, however, is a separate investment advisory service regulated under the Investment Advisers act of 1940.

1. Exchange Traded Funds are subject to risks similar to those of stocks. Investment returns will fluctuate and are subject to market volatility, so that an investor's shares, when redeemed or sold, may be worth more or less than their original cost. Investments in foreign investments may incur greater risks than domestic investments. Past performance is no guarantee of future results. For information specific to ETFs refer to http://www.amex.com.

APPENDIX SEVEN: PRIVATE PLACEMENT AND PRIVATE SECURITIES TRANSACTION FORM

                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT

                          NICHOLAS-APPLEGATE SECURITIES

PLEASE NOTE THAT IF THE COMPANY YOU ARE INVESTING IN PRIVATELY DECIDES TO GO PUBLIC, YOUR ACTIVITIES IN THE IPO WILL BE RESTRICTED. IN ADDITION, THIS PRIVATE PLACEMENT WILL BE PLACED ON NACM'S RESTRICTED SECURITY LIST.

Name: ___________________________________________
Position/Title: _________________________________
Date: ___________________________________________

   [ ] I request permission to engage in a private securities transaction as outlined below. Attach any supporting documents to this form and return to the Legal/Compliance Department.)

Name of Company: _____________________________

Amount of Initial Investment: ______________________

Note: you must fill out a new form for any additional investments

SIGNATURE: ____________________________________

   [ ] I request permission to accept compensation for a private securities transaction, the details of the private securities transaction (including at least page 1 of the prospectus) are outlined below and attached to this form:

                                    APPROVAL

Approval has been                  [ ] Granted         [ ] Denied

CHARLES H. FIELD, DEPUTY GENERAL COUNSEL AND CHIEF COMPLIANCE OFFICER

______________________________________________       Date: ________________
Signature

-OR-

E. BLAKE MOORE, JR., GENERAL COUNSEL

______________________________________________       Date: ________________
Signature

FOR REGISTERED REPRESENTATIVES

NAS Principal

_______________________________________________      Date: _________________
Print Name, Signature

APPENDIX EIGHT: GIFT APPROVAL

                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                          NICHOLAS-APPLEGATE SECURITIES

                                  GIFT APPROVAL

                   This form is required for Form 700 filers.
 You must obtain approval from your direct supervisor and the Legal/Compliance
                    Department prior to accepting any gift.

NAME                                   GIFT/EVENT          DATE OF RECEIPT/EVENT

TITLE/POSITION                         GIFT FROM/HOST      FAIR MARKET VALUE $

TEL #                    FAX #

COMMENTS

I confirm that the above-described proposed gift/event is consistent with the policies described in the Code of Ethics for NACM, the Trust, Nicholas-Applegate Mutual Funds, or NAS and that I have made no commitments on behalf of the Firm in exchange for the gift/event.

_________________________________________            ___________________________
Signature, Print Name                                Date


APPROVED:

_________________________________________            ___________________________
Signature - Department Head                          Date

RECEIVED BY COMPLIANCE

_________________________________________            ___________________________
Legal/Compliance Officer                             Date

APPENDIX NINE: INITIAL ACKNOWLEDGEMENT FORMS

                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                          NICHOLAS-APPLEGATE SECURITIES

                      INITIAL ACKNOWLEDGEMENT CERTIFICATION
            CODE OF ETHICS AND INSIDER TRADING POLICY AND PROCEDURES

I hereby certify that I have read and understand the attached Nicholas-Applegate Code of Ethics and Insider Trading Policy and Procedures (the "Code"). Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported hereunder and comply in all other respects with the requirements of the Code. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions including dismissal. I hereby agree to abide by all of the Code's requirements as it relates to my employment with NACM.

Date: _______________________ Signature ________________________________________

                              Print Name: ______________________________________

                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                          NICHOLAS-APPLEGATE SECURITIES

                               INITIAL LISTING OF
                          PERSONAL SECURITIES HOLDINGS,
                       MUTUAL FUND AND BROKERAGE ACCOUNTS

I hereby certify that the following is a complete and accurate listing as of the date hereof, of all beneficially owned brokerage accounts or Mutual Fund accounts and Covered Securities held therein. I understand that I must provide this information to my local compliance department no later than ten (10) calendar days after my start date. Failure to comply within this time period will be considered a violation of the Nicholas-Applegate Code of Ethics.

I.    BROKERAGE AND MUTUAL FUND ACCOUNTS MAINTAINED: Check the applicable box.

   [ ]   I do not maintain a personal brokerage or Mutual Fund account.

   [ ] I maintain the following brokerage accounts or Mutual Fund accounts with brokerage facilities. (List or attach the most recent account statement containing ALL information required below.)

                                                                      Relationship
Name on Account      Name of Brokerage Firm    Account Number(s)    to Account Holder
________________     ______________________    _________________    _________________
________________     ______________________    _________________    _________________
________________     ______________________    _________________    _________________
________________     ______________________    _________________    _________________

Use additional sheets if necessary.

II. SECURITIES OWNED: List each Covered Security held in the account(s) listed above or attach the most recent brokerage or Mutual Fund account statement(s) containing ALL information required below:

                       Security Type                        Market Value or
Security Name       (CS, Bond, MF, etc.)     # of Shares    Principal Amount     Date Acquired
_____________       ____________________     ___________    ________________     _____________
_____________       ____________________     ___________    ________________     _____________
_____________       ____________________     ___________    ________________     _____________
_____________       ____________________     ___________    ________________     _____________
_____________       ____________________     ___________    ________________     _____________
_____________       ____________________     ___________    ________________     _____________
_____________       ____________________     ___________    ________________     _____________
_____________       ____________________     ___________    ________________     _____________

Use additional sheets if necessary.

Except where exceptional circumstances exist, accounts are required to be held with a Designated Broker. Accordingly, unless I am granted approval to maintain accounts outside of a Designated Broker, I agree to transfer them as soon as possible (generally thirty days or less) to a Designated Broker. Pending transfer of these accounts to a Designated Broker, I will not effect any brokerage transactions in these accounts and I will arrange for the Legal/Compliance Department to receive a duplicate copy of monthly statements for each such account.

III. Request to Maintain Outside Brokerage Accounts: I hereby request approval to maintain one or more of the brokerage accounts listed in Section I above, based on the following: Please check all that apply.

      [ ] Theaccount is independently managed and I am not involved in investment selections through recommendation, advice, prior review or otherwise, or I am a passive beneficiary of the account and am not involved in the investment decisions.

            List account(s):
            _______________________________________________________________
            _______________________________________________________________
            _______________________________________________________________

            Name of Investment Manager and/or family relationship:
            _______________________________________________________________
            _______________________________________________________________
            _______________________________________________________________

      [ ] A participant in the account is employed by another asset management firm or brokerage firm that requires the account to be maintained at such firm. I will arrange for duplicate confirmations and monthly statements to be sent to the Legal/Compliance Department.

            List account(s):
            _______________________________________________________________
            _______________________________________________________________
            _______________________________________________________________

            [ ] Other (explain)
            _______________________________________________________________
            _______________________________________________________________
            _______________________________________________________________

            List account(s):
            _______________________________________________________________
            _______________________________________________________________
            _______________________________________________________________

By signing this form, I acknowledge that I have received and understand the Nicholas-Applegate Code of Ethics and Insider Trading Policy and Procedures. I agree to abide by the provisions of the Code and to promptly notify the Legal/Compliance Department of any changes to the above information.

____________________________________                   ________________________
Signature                                              Date

____________________________________
Print Name

____________________________________
Title
________________________________________________________________________________
LEGAL/COMPLIANCE:

[ ] Approved      [ ] Not Approved

____________________________________
Signature

APPENDIX TEN:               ANNUAL CERTIFICATION FORMS

                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                          NICHOLAS-APPLEGATE SECURITIES

                      ANNUAL LISTING OF SECURITIES HOLDINGS
                         AND CERTIFICATION OF COMPLIANCE

I hereby acknowledge that I have read and understand the Nicholas-Applegate Code of Ethics and Insider Trading Policy and Procedures (the "Code") and recognize the responsibilities and obligations incurred by my being subject to the Code. Furthermore, I certify that I have complied with the requirements of the Code for the year ended December 31, ____, and that I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported hereunder, and complied in all other respects with the requirements of the Code. I further certify that I understand the amendments and new rules regarding Mutual Funds dated January 31, 2004 and will adhere to the trading restrictions in the open-end registered funds that I own and will not engage in any excessive trading in any funds that I have invested in.

For personal securities account(s) held at Charles Schwab & Co. or a pre-approved non-designated broker(s), I hereby authorize delivery of transactional confirms and account statement(s) in such account(s) to the Legal/Compliance Department as deemed necessary pursuant to Rule 204-2(a)(12) of the Investment Advisors Act of 1940. I acknowledge that all of my personal securities accounts are reflected completely and accurately as shown below and all securities beneficially owned by me are reflected accurately in such accounts (see below). I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.

A. BROKERAGE AND MUTUAL FUND ACCOUNTS MAINTAINED: Check the applicable box.

[ ]      I do not maintain a personal brokerage or Mutual Fund account.

[ ] I maintain the following brokerage account(s) or Mutual Fund account(s) with brokerage facilities. (List or attach the most recent account statement containing ALL information required below.)

                                                               Relationship
Name of Account     Account Held At      Account Number      to Account Holder
________________    _______________      ______________      _________________
________________    _______________      ______________      _________________
________________    _______________      ______________      _________________

Use additional sheets if necessary.

B. SECURITIES OWNED: Check the applicable box.

[ ] TheLegal/Compliance Department has access to my transactions in Covered Securities that are held and traded in my personal securities account(s) with Charles Schwab & Co. or with any other brokerage firm that is providing duplicate copies of transactional confirmations and account statements for my personal securities account(s) to Legal/Compliance Department as shown above.

[ ] The Legal/Compliance Department does not receive any securities holdings or transactional information on my beneficially owned account(s). Therefore, I have attached a list of all Covered Securities that are beneficially owned by me in such account(s) that are shown above.

C. PRIVATE SECURITIES TRANSACTIONS: Check the applicable box.

[ ]   I have not engaged in any private securities activities.

[ ] I have not received any compensation for any private securities activities.

[ ] Yes, I do presently engage in and/or receive compensation for private securities activity, details which are listed below.

        ____________________________________________________________________
        ____________________________________________________________________
        ____________________________________________________________________

D. OUTSIDE BUSINESS ACTIVITY: Check the applicable box.

[ ]   I have not accepted any outside employment or compensation.

[ ]   I have accepted employment and/or compensation at the following:

         Name of Company/Entity:
         _______________________________________________________________________

         General Description of Company/Entity:
         _______________________________________________________________________

         Main Responsibilities:
         _______________________________________________________________________

         Compensation (if any):
         _______________________________________________________________________

         Start Date:
         _______________________________________________________________________

Date: __________                    _______________________________________
                                    Signature

                                    _______________________________________
                                    Print Name

Legal/Compliance Use Only:

Permission from Legal/Compliance has been       [ ] Approved     [ ] Declined

Legal/Compliance Approval by (sign and print): ________________  Date: _________

NAS Principal (sign and print): _______________________________  Date: _________